EXHIBIT 32

Section 906 Certification

CERTIFICATION

BY MICHAEL BUCKLEY

AS CHIEF EXECUTIVE OFFICER AND DIRECTOR

(PRINCIPAL EXECUTIVE OFFICER) AND HAMISH SANDHU AS CHIEF FINANCIAL OFFICER

(PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

In connection with this annual report on Form 10-K which is being filed by Differential Brands Group Inc. for the fiscal year ended November 30, 2015, we, Michael Buckley, as Chief Executive Officer and Director (Principal Executive Officer) and Hamish Sandhu as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Differential Brands Group Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.                                      the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Differential Brands Group Inc.

February 29, 2016

/s/ MICHAEL BUCKLEY
Michael Buckley Chief Executive Officer and Director (Principal Executive Officer)

/s/ HAMISH SANDHU
Hamish Sandhu Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Differential Brands Group Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.